                                                               Exhibit (a)(5)(D)


                          [LOGO GLOBALNETFINANCIAL.COM]
                       33 Glasshouse Street London W1B 5DG
                     Tel: 020 7851 8100 o Fax: 020 7851 8200




                                                                  August 7, 2001


NewMedia SPARK plc
33 Glasshouse Street
London W1B 5DG
United Kingdom

Attn: Joel Plasco


Dear Mr. Plasco:

Pursuant to the Non-Disclosure Agreement, dated August 7, 2001, by and between GlobalNet Financial.com, Inc. ("GlobalNet") and AISoftw@re S.p.A. ("AISoftw@re"), GlobalNet hereby assigns to NewMedia SPARK plc its rights of enforcement with respect to AISoftw@re's obligations to tender shares into the NewMedia SPARK plc tender offer in the event that GlobalNet and AISoftw@re fail to enter into a merger agreement by August 15, 2001.


                                        Very truly yours,

                                        GLOBALNET FINANCIAL.COM, INC.


                                        By: /s/ W. Thomas Hodgson
                                            ------------------------------------
                                            Name:  W. Thomas Hodgson
                                            Title: Chief Executive Officer